Exhibit 10.9

OFFER LETTER OF KATHLEEN J. CHAPPELL

[COMPANY LETTERHEAD]

December 22, 2008

Mrs. Kathleen J. Chappell

109 Monet Terrace

Winchester, Virginia 22602

Dear Kate:

It is my pleasure to present the following offer for your employment with Bank of Clarke County and Eagle Financial Services, Inc.:

•	Title of Senior Vice President and Chief Financial Officer of the bank

•	Title of Vice President and Chief Financial Officer of the holding company

•	Annual salary of $130,000

•	Paid-time-off in accordance with current policy

•	Participation in the following group plans:

•	Health insurance

•	Life insurance

•	Dental reimbursement

•	Long term disability

•	Participation in the Bank’s 401(k) Plan after 90 days of employment

If you agree to this offer, please sign below and return it to my attention. If you have any questions, please do not hesitate to call me. We are excited about bringing your talent and winning attitude to our organization.

Sincerely,

/S/ JOHN R. MILLESON
John R. Milleson
President and Chief Executive Officer

I agree to the compensation and benefits of employment offered above.

/S/ KATHLEEN J. CHAPPELL	DECEMBER 22, 2008
SIGNATURE	DATE